                                                                      EXHIBIT 11


                            RTW, INC. AND SUBSIDIARY
                  Statement Regarding Computation of Basic and
                       Diluted Net (Loss) Income Per Share


                                                        FOR THE THREE MONTHS ENDED:          YEAR-TO-DATE
                                                MARCH 31,      JUNE 30,       SEPT. 30,        SEPT. 30,
                                                  2001           2001            2001            2001
                                              ------------   ------------    ------------    ------------
BASIC WEIGHTED AVERAGE SHARES OUTSTANDING       10,292,839     10,308,898      10,311,818      10,304,518

STOCK OPTIONS
     Options at $5.38                                   --             --              --              --
     Options at $4.75                                   --             --              --              --
     Options at $4.50                                   --             --              --              --
     Options at $4.38                                   --             --              --              --
     Options at $4.00                                   --             --              --              --
     Options at $2.94                                  223             --              --              74
     Options at $2.67                                  781             --              --             260
     Options at $1.90                                   --             --              --              --
                                              ------------   ------------    ------------    ------------

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING     10,293,843     10,308,898      10,311,818      10,304,852
                                              ============   ============    ============    ============

NET (LOSS) INCOME ($000'S)                    $        777   $     (1,691)   $       (103)   $     (1,017)

NET (LOSS) INCOME PER SHARE:
     BASIC (LOSS) INCOME PER SHARE            $       0.08   $      (0.16)   $      (0.01)   $      (0.10)
     DILUTED (LOSS) INCOME PER SHARE          $       0.08   $      (0.16)   $      (0.01)   $      (0.10)